INDEPENDENT AUDITORS' CONSENT                                       Exhibit 23.1

We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-3 of our report dated February 3, 2000
(February 22, 2000, as to the last paragraph of Note 2), appearing in the Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                  /s/ Deloitte & Touche LLP


McLean, Virginia
September 22, 2000